SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 7, 2005

Apollo Resources International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Utah

(State or Other Jurisdiction of Incorporation)

000-25873	84-1431425
(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Knox Street, Suite 403 Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 389-9800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations.

Item 1.01.  Entry into a Material Definitive Agreement.

On December 7, 2005, Apollo Resources International, Inc. (“Apollo”) and Apollo LNG, Inc. (“Apollo LNG”), a wholly-owned subsidiary of Apollo, executed a transfer and exchange agreement, pursuant to which Apollo LNG acquired 100% of the membership units of Applied LNG Technologies USA, LLC (“ALT”) from Neptune Leasing, Inc. and Golden Spread Energy, Inc. (“Sellers”).  ALT provides liquefied natural gas (“LNG”) to transportation, industrial, and municipal markets in the western United States and portions of Mexico.  The effective date of the transaction is November 30, 2005.

In consideration for such purchase, Apollo LNG issued 12,500,000 shares of its Series A Preferred Stock and 12,500,000 shares of its Series B Preferred Stock to the group comprised of Sellers and Mr. Oliver Kendall Kelley.  The full text of the transfer and exchange agreement is attached as an exhibit to this filing.

Also on December 7, 2005, Apollo and Apollo LNG executed a stock purchase agreement, pursuant to which Apollo LNG acquired all of the outstanding common stock of TxHLDM, Inc. (“TxHLDM”) from Oliver Kendall Kelley.  TxHLDM owns 100% of the membership units of Arizona LNG, L.L.C. (“Arizona LNG”).   One of the primary assets of Arizona LNG is an LNG processing facility and related equipment in Topock, Arizona.  The effective date of the transaction is November 30, 2005.

In consideration for such purchase, Apollo LNG issued a secured promissory note in the original principal amount of $6 million and paid cash in the amount of $4.5 million.   The full text of the stock purchase agreement, the promissory note and related security agreement are attached as exhibits to this filing.

Also on December 7, 2005, Apollo and Apollo Production & Operating, Inc. (“Apollo Operating”), a wholly-owned subsidiary of Apollo, executed a stock purchase agreement to acquire all of the outstanding common stock of Mountain States Petroleum Corporation from Sellers.  Mountain States Petroleum Corporation owns oil and gas producing assets near the Four Corners area of the United States, and maintains production operations in the states of New Mexico, Arizona, and Utah.  The effective date of the transaction is November 30, 2005.

In consideration for such purchase, Apollo Production delivered 25,000,000 shares of the common stock of Apollo to the group comprised of Sellers and Mr. Oliver Kendall Kelley.

The full text of the stock purchase agreement is attached as an exhibit to this filing.

Section 2 – Financial Information.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

Apollo Resources International, Inc. has completed an acquisition of assets pursuant to the transfer and exchange agreement and the two stock purchase agreements described in Item 1.01 above.

Section 9 – Financial Statements and Exhibits.

Item 9.01.  Financial Statements and Exhibits.

Financial information and consolidated pro forma financial information related to the transfer and exchange agreement and the two stock purchase agreements will be provided in an amendment to this Form 8-K within 75 days of the report date of this filing.

Exhibit 10.1          Transfer and exchange agreement dated effective November 30, 2005, among Apollo Resources International, Inc., Apollo LNG, Inc., Neptune Leasing, Inc. and Golden Spread Energy, Inc.

Exhibit 10.2          Stock purchase agreement dated effective November 30, 2005, among Apollo Resources International, Inc., Apollo LNG, Inc. and Oliver Kendall Kelley.

Exhibit 10.3          Promissory Note dated November 30, 2005

Exhibit 10.4          Security Agreement dated November 30, 2005

Exhibit 10.5          Stock purchase agreement dated effective November 30, 2005, among Apollo Resources International, Inc., Apollo Production & Operating, Inc., Neptune Leasing, Inc. and Golden Spread Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Resources International, Inc.
(Registrant)

Date:	December 14, 2005	By:	/s/ Dennis G. McLaughlin, III
Dennis G. McLaughlin, III,
Chief Executive Officer